                                                                   EXHIBIT 4.3


                             RIGHT OF FIRST REFUSAL
                                      AND
                               CO-SALE AGREEMENT

          This Right of First Refusal and Co-Sale Agreement ("Agreement") dated January 30, 1996 is by and among Brenda Hall and Todd Kinion (including any permitted transferee of Brenda Hall or Todd Kinion, the "Founders"), Hall, Kinion & Associates, Inc., a California corporation (the "Company"), and the undersigned holders of Series A Preferred Stock and Common Stock Warrants (the "Investors").

          WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock and Warrant Purchase Agreement of even date herewith ("Series A Agreement") pursuant to which the Investors are purchasing shares of the Company's Series A Preferred Stock and Warrants exercisable for shares of the Company's Common Stock. Capitalized terms not defined herein have the meaning set forth in the Series A Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

          1.   Definitions.
               -----------

          (a) "Stock" shall mean shares of the Company's capital stock now owned or subsequently acquired by the Founders or Investors.

          (b) "Preferred Stock" shall mean the Company's outstanding Series A Preferred Stock.

          (c) "Common Stock" shall mean (i) the Company's Common Stock, (ii) shares of Common Stock issued or issuable upon conversion of the Company's outstanding Series A Preferred Stock, (iii) shares of Common Stock issuable upon exercise of outstanding options to the extent such options are then exercisable and/or the stock issuable thereupon that would not be subject to repurchase by the Company, and (iv) shares of Common Stock issuable upon conversion or exercise of any outstanding convertible or exercisable securities, including, but not limited to, the Series A Preferred Stock and Warrants.

          (d) "Permitted Transfers" shall have the meaning provided in Section 5 hereof.

          (e) "Fair Market Value" of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Company's Board of Directors (the "Board") after taking into account such factors as it shall deem appropriate.

          2.   Right of First Refusal
               -----------------------

          (a)  Grant.  The Company, Founders and Investors are each hereby
               -----
granted a right of first refusal (the "First Refusal Right") exercisable in connection with any proposed transfer of Stock by the Founders or Investors.

          (b)  Definition.  For purposes of this Section 2 only, a "transfer"
               ----------
shall be deemed to occur upon any sale, assignment, pledge, encumbrance or other disposition of Stock; provided, however, that such term transfer shall not
                      -----------------
include (i) any transfer to Founder's spouse made pursuant to Founder's will or the laws of intestate succession following Founder's death, (ii) any transfer to Founder's spouse upon the occurrence of the dissolution of Founder's marriage or legal separation of Founder and Founder's spouse or (iii) any Permitted Transfer.

          (c) Notice of Intended Disposition.  In the event any Founder or
              ------------------------------
Investor desires to accept a bona fide third-party offer for the transfer of any or all of his or her shares of Stock (the Stock subject to such offer to be hereinafter referred to as the "Target Shares"), the transferring Founder or Investor shall promptly (i) deliver to the Company, non-transferring Founder(s) and Investor(s) (collectively, the "Rights Holders") written notice (the "Disposition Notice") of the terms of the offer, including the purchase price, and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of applicable federal and state securities laws or the lock-up agreement (the "Lock-Up Agreement") between the Company, Founders and Investors set forth in the Investors' Rights Agreement entered into by the parties.

          (d) Company's Exercise of the First Refusal Right.  Prior to the
              ---------------------------------------------
exercise of any rights under this Section 2 by the other Rights Holders, the Company shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which the transferring Founder or Investor consents.
Such right shall be exercisable by delivery of written notice (the "First Exercise Notice") to the transferring Founder or Investor prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the First Exercise Notice, and at such time the certificates representing the Target Shares shall be delivered to the Company.

          (e) Founders' and Investors' Exercise of the First Refusal Right.  If
              ------------------------------------------------------------
the transferring Founder or Investor shall have not received a First Exercise Notice for all of the Target Shares from the Company within twenty-five (25) days of the Disposition Notice, then the transferring Founder or Investor shall provide notice thereof to the other Rights Holders (the "Second Rights Notice") specifying the number of shares not purchased pursuant to the First Exercise Notice. The other Rights Holders shall, for a period of twenty-five (25) days following receipt of the Second Rights Notice, have the right to repurchase any or all of the Target Shares subject to the Second Rights Notice, in proportion to their respective percentage ownership of

Common Stock (excluding for the purposes of such calculation 800,000 shares of Common Stock subject to pledge to the Company pursuant to the Pledge Agreements entered into by the Company, the Founders and the Investors to the extent 800,000 shares continue to be subject to said Pledge Agreement), upon the same terms as those specified in the Disposition Notice or upon such other terms (not materially different from those specified in the Disposition Notice) to which the transferring Founder or Investor consents. Such right shall be exercisable by delivery of written notice (the "Second Exercise Notice") to the transferring Founder or Investor prior to the expiration of the twenty-five (25)-day exercise period. If, in the aggregate, First Refusal Rights are thereby exercised with respect to all the Target Shares (including Target Shares, if any, subject to the First Exercise Notice), then the Rights Holders shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Second Exercise Notice, and at such time the certificates representing the Target Shares shall be delivered to the Rights Holders.

          (f) Purchase of Remaining Portion.  If any non-transferring Founder or
              -----------------------------
Investor fails to elect to fully exercise his/her/its First Refusal Right set forth in subsection 2(e), then such non-exercising Rights Holder shall promptly give notice ("Notice of Non-Participation") of such failure to the other Rights Holders (such other Rights Holders who delivered a Second Exercise Notice, the "Participants"). Such Notice of Non-Participation may be made by telephone if confirmed in writing within two (2) days and shall specify the number of Target Shares with respect to which such Rights Holder did not deliver a Second Exercise Notice. Each Participant shall, for a period of ten (10) days following receipt of such Notice of Non-Participation, have the right to repurchase any or all of the Target Shares subject to the Notice of Non-Participation, in proportion to their respective percentage ownership of Common Stock (excluding for the purposes of such calculation 800,000 shares of Common Stock subject to pledge to the Company to the extent 800,000 shares continue to be subject to said Pledge Agreement), upon the same terms as those specified in the Disposition Notice or upon such other terms (not materially different from those specified in the Disposition Notice) to which the transferring Founder or Investor consents. Such right shall be exercisable by delivery of written notice (the "Third Exercise Notice") to the transferring Founder or Investor prior to the expiration of the ten (10)-day exercise period. If, in the aggregate, First Refusal Rights are thereby exercised with respect to all the Target Shares (including Target Shares subject to the First Exercise Notice, if any, and the Second Exercise Notice), then the Rights Holders shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Third Exercise Notice, and at such time the certificates representing the Target Shares shall be delivered to the Rights Holders.

          (g) Non-Exercise of the First Refusal Right.  In the event any First
              ---------------------------------------
Exercise Notice, Second Exercise Notice or Third Exercise Notice is not timely given to the transferring Founder or Investor, the transferring Founder or Investor shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares subject to compliance with the Co-Sale Rights granted in Section 4 below to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in
--------
contravention of applicable federal and state securities laws or the Lock-Up

Agreement. The third-party offeror shall acquire the Target Shares free and clear of the First Refusal Right, but the acquired shares shall remain subject to the provisions of the Lock-Up Agreement. In the event Founder or Investor does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Founder or Investor until such right lapses.

          (h) Partial Exercise of the First Refusal Right.  If the Rights
              -------------------------------------------
Holders, in the aggregate, timely exercise their First Refusal Rights with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the transferring Founder or Investor shall have the option, exercisable by written notice to the Rights Holders (within five (5) days of the earlier of (i) the expiration of the applicable period for delivery of the Second Exercise Notice if no Second Exercise Notice is delivered within such period or (ii) receipt of the Third Exercise Notice), to effect the sale of the Target Shares pursuant to either of the following alternatives:

              (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of subsection 2(g), as if the Rights Holders did not exercise the First Refusal Right; or

              (ii) sale to the Rights Holders of the portion of the Target Shares which the Rights Holders have elected to purchase, such sale to be effected in substantial conformity with the provisions of subsections 2(d), 2(e) and 2(f). The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

          Failure of Founder or Investor to deliver timely notification to the Rights Holders shall be deemed to be an election by Founder or Investor to sell the Target Shares pursuant to alternative (i) above.

          (i) Non-Cash Payment.  Should the purchase price specified in the
              ----------------
Disposition Notice be payable in property other than cash or evidences of indebtedness, the Rights Holders shall have the right to pay the purchase price in the form of cash equal in amount to the Fair Market Value of such property. If the transferring Founder or Investor on the one hand, and the Rights Holders on the other hand cannot agree on such Fair Market Value within ten (10) days after the Rights Holders' receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the transferring Founder or Investor on the one hand, and by the Rights Holders on the other hand, or, if they cannot agree on an appraiser within twenty (20) days after the Rights Holders' receipt of the Disposition Notice, the transferring Founder or Investor on the one hand, and the Rights Holders on the other hand, shall each select an appraiser of recognized standing and the two (2) appraisers shall designate a third (3rd) appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the transferring Founder or Investor on the one hand, and the Rights Holders on the other hand.

          (j) Recapitalization/Reorganization.  Any new, substituted or
              -------------------------------
additional securities or other property which is by reason of any Recapitalization distributed with respect to the Stock shall be immediately subject to the First Refusal Right, but only to the extent the Stock is at the time covered by such right. In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Reorganization, but only to the extent the Stock is at the time covered by such right.

          "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Stock without the Company's receipt of consideration. "Reorganization" shall mean any merger or consolidation other than one described in Section 8(d).

          3.   Purchase Right of Spouse's Interest on Death or Divorce of
               ----------------------------------------------------------
Founder.
-------

          (a)  Transfer to Voting Trust.  Immediately following the Closing,
               ------------------------
and, in the case of Stock hereafter acquired upon acquisition, each Founder will transfer all shares of his or her Stock (whether now owned or hereafter acquired) to the Voting Trust and such Stock will remain subject to the obligations set forth in this Agreement.

          (b)  Notice of Divorce or Death.  Founder, Founder's spouse or the
               --------------------------
executor of Founder's estate, as applicable, shall promptly provide the Rights Holders with written notice (the "Dissolution Notice") of (i) the entry of any judicial decree or order resolving the property rights of Founder and Founder's spouse in connection with their marital dissolution or legal separation, (ii) the execution of any contract or agreement relating to the distribution or division of such property rights, or (iii) the determination of any transfer, conveyance or other distribution of Founder's property upon Founder's death.
The Dissolution Notice shall be accompanied, as applicable, by (A) a copy of the actual decree or order of dissolution or contract or agreement between Founder and Founder's spouse that provides for the award to the spouse of one or more shares of Stock in settlement of any community property or other marital property rights such spouse may have in such shares, or (B) the operative document(s) providing for a determination of Founder's property upon Founder's death.

          (c)  Spouse's Election upon Death or Divorce.  At the time the
               ---------------------------------------
Dissolution Notice is delivered in accordance with Section 3(b), Founder's spouse may elect to subject to the Voting Trust the Stock that would otherwise be transferred or conveyed to Founder's spouse or other beneficiary by will, the laws of intestate succession, settlement, operation of any community property or marital property rights, or otherwise. In addition, and to the extent that, at any time the Stock subject to the Dissolution Notice ("Option Stock") is transferred out of the Voting Trust, or if such Voting Trust is terminated at any time, then such event shall be deemed to be a "transfer" under Section 2 and the Option Stock shall be subject to the First Refusal Right set forth in
Section 2 hereof; provided, however, that for purposes of the application of such Section 2 the following shall apply: (i) with respect to the Option Stock only, the purchase price under the First Refusal Right shall be the Fair Market Value of the Option Stock, (ii) Founder's spouse, other beneficiary or the executor of Founder's estate, as the case may be, shall be deemed to be the transferring

Founder thereunder, (iii) the Dissolution Notice under this Section 3 shall be treated as the Disposition Notice under Section 2, (iv) the term "Rights Holders" shall exclude the Founder who has died or who has divorced or legally separated from his spouse. With respect to any exercise of the First Refusal Right for Option Stock, if Founder's spouse, other beneficiary or the executor of Founder's estate, as the case may be, does not agree with the Fair Market Value specified for the shares of Option Stock, then the spouse shall promptly notify the Rights Holders in writing of such disagreement and the fair market value of such shares of Option Stock shall thereupon be determined by an appraiser of recognized standing selected by the Rights Holders on the one hand, and by the spouse, other beneficiary or the executor of Founder's estate, as the case may be, on the other hand. If they cannot agree on an appraiser within twenty (20) days after the date of the Dissolution Notice, the Rights Holders on the one hand, and the spouse on the other hand, shall each select an appraiser of recognized standing, and the two (2) appraisers shall designate a third
(3rd) appraiser of recognized standing and the average of the three appraisals shall be determinative of such value. The cost of the appraisal shall be shared equally by the Rights Holders on the one hand, and the spouse on the other hand. The closing shall then be held on the fifth (5th) business day following the completion of such appraisal; provided, however, that if the appraised value is
                              --------
more than twenty-five percent (25%) greater than the Fair Market Value specified for the shares of Option Stock in the Dissolution Agreement, the Rights Holders shall have the right, exercisable prior to the expiration of such five (5) business-day period, to rescind the exercise of the First Refusal Right and thereby revoke their election to purchase the shares of Option Stock. In the event the Rights Holders so revoke their election, the Rights Holders shall bear the entire cost of the appraisal. If the appraisal value is more than twenty-five percent (25%) less than the appraisal of the appraiser selected by the spouse, the spouse shall have the right, exercisable prior to the expiration of such five (5) business-day period, in which case the Option Stock shall remain in the Voting Trust Agreement and will be subject to the First Refusal Rights if it is thereafter removed from such Voting Trust Agreement.

          4.   Co-Sale Rights.
               --------------

          (a) Following compliance with or waiver of right under the First Refusal Right granted in Section 2 below, if either Founder, or any Investor, proposes to sell or transfer any shares of Stock in one or more related transactions that will result in the transfer of Stock by such Founder or Investor, then such Founder or Investor shall promptly give written notice (the "Notice") to the Company and Founders and Investors at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and other material terms, and the name and address of each prospective purchaser or transferee.

          (b) Each Founder and each Investor shall have the right (the "Co-Sale Right"), exercisable upon written notice to such Founder or Investor within thirty (30) days after receipt of the Notice, to participate to the extent provided below in such sale of Stock on the same terms and conditions. To the extent one or more of the Founders or Investors exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the initiating Founder or Investor may sell in the transaction shall be correspondingly reduced.

          (c) In connection with any such proposed sale of Stock (i) each Investor may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (x) one-half of the aggregate number of shares of Stock covered by the Notice by (y) a fraction the numerator of which is the number of shares of Common Stock owned by the Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Investors at the time of the sale or transfer and (ii) each Founder may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (x) one-half of the aggregate number of shares of Stock covered by the Notice by (y) a fraction the numerator of which is the number of shares of Common Stock owned by the Founder at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Founders at the time of the sale or transfer.

          (d) If any Investor or Founder fails to elect to fully participate in such sale pursuant to this Section 4, then such Founder or Investor shall promptly give notice of such failure to the other Investors and Founders (those who did so elect the "Participants"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, pro rata share shall mean
(i) each Investor Participant may sell all or any part of that number of shares of such portion equal to the product obtained by multiplying (x) one-half of the aggregate number of shares of such portion by (y) a fraction the numerator of which is the number of shares of Common Stock owned by the Investor Participant at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Investor Participants at the time of the sale or transfer and (ii) each Founder Participant may sell all or any part of that number of shares of such portion equal to the product obtained by multiplying (x) one-half of the aggregate number of shares of such portion by
(y) a fraction the numerator of which is the number of shares of Common Stock owned by the Founder Participant at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Founder Participants at the time of the sale or transfer.

          (e) Each Participant shall effect its participation in the sale by promptly delivering to the initiating Founder or Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

              (i) the type and number of shares of Common Stock which such Participant elects to sell; or

              (ii) that number of shares of Series A Preferred Stock or Warrants to purchase Common Stock which is at such time convertible into or exercisable for, into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A Preferred Stock or Warrants to purchase Common Stock, in lieu of Common Stock, such Participant shall convert such

Preferred Stock or Warrants into Common Stock and deliver Common Stock as provided in subsection 4(e)(i) above. The Company agrees to make any such conversion or exercise concurrent with the actual transfer of such shares to the purchaser.

          (f) The stock certificate or certificates that the Participant delivers to the initiating Founder or Investor pursuant to subsection 4(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the initiating Founder or Investor shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its Co-Sale Right hereunder, the initiating Founder or Investor shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the initiating Founder or Investor shall purchase such shares or other securities from such Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice.

          (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by the Founders or Investors shall not adversely affect their rights to participate in subsequent sales of Stock subject to this Section 4.

          (h) If none of the Founders or Investors elect to participate in the sale of the Stock subject to the Notice, the initiating Founder or Investor may, not later than sixty (60) days following delivery to the Company and each of the Founders and Investors of the Notice, conclude a transfer of not less than all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Stock by the initiating Founder or Investor, shall again be subject to the Co-Sale Right of the Founders and Investors and shall require compliance by the initiating Founder and Investor with the procedures described in this Section 4.

          5.   Permitted Transfers.
               -------------------

          (a) Notwithstanding the foregoing provisions, the Right of First Refusal and the Co-Sale Right of the Investors or the Founders shall not apply to (i) any pledge of up to 2,000,000 shares of Stock to the Company under the terms of the Pledge Agreement, or any subsequent transfer of shares of such Stock to the Company or the Founders made pursuant to the terms of the Pledge Agreement (provided, however, that any such Stock subsequently transferred to the Founders shall thereafter be subject to the terms of this Agreement), (ii) any gratuitous transfer of up to 50,000 shares of Stock by each Founder to the ancestors, descendants or spouse or to trusts for the benefit of such persons or Founder (either of the foregoing, a "Permitted Transfer"), or (iii) any distribution by a partnership to its partners or by and between the partnerships that compose the Sprout Group; provided that with respect to transfers pursuant
                               -------------
to subsection 5(a)(ii), the transferring Founder shall inform the Investors of such pledge, transfer or gift prior to effecting it and the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of this Agreement.

          (b) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Stock (i) pursuant to an IPO as defined in Section 8(d) hereof, or (ii) to the Company.

          6.   Prohibited Transfers.
               --------------------

          (a) In the event a Founder should sell any Stock in contravention of the Co-Sale Right under this Agreement (a "Prohibited Transfer"), the Founders and Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the transferring Founder or Investor shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each non-transferring Founder or Investor shall have the right to sell to the transferring Founder or Investor the type and number of shares of Stock equal to the number of shares each Founder or Investor would have been entitled to transfer to the purchaser under subsection 4(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

              (i) The price per share at which the shares are to be sold to the transferring Founder or Investor shall be equal to the price per share paid by the purchaser to the transferring Founder or Investor in the Prohibited Transfer. The transferring Founder or Investor shall also reimburse each non-transferring Founder or Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Co-Sale Right under Section 4.

              (ii) Within ninety (90) days after the later of the dates on which the non-transferring Founder or Investor (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, each non-transferring Founder or Investor shall, if exercising the option created hereby, deliver to the transferring Founder or Investor the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

              (iii) The transferring Founder or Investor shall, upon receipt of the certificate or certificates for the shares to be sold by a non-transferring Founder or Investor, pursuant to this subsection 6(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subsection 6(b)(i), in cash or by other means acceptable to the Investor.

              (iv) Notwithstanding the foregoing, any attempt by a transferring Founder or Investor to transfer Stock in violation of Section 2 and Section 4 hereof shall be void and the Company agrees it will not effect such a transfer.

          7.   Legend.
               ------

          (a) Each certificate representing shares of Stock now or hereafter owned by the Investors or the Founders shall be endorsed with the following legend:

                    "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          (b) Each Founder and Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in subsection 7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

          8.   Miscellaneous.
               -------------

          (a) Governing Law. This Agreement shall be governed by and construed
              -------------
under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          (b) Amendment. Any provision may be amended and the observance thereof
              ---------
may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by persons holding more than fifty percent (50%) in interest of the Common Stock held by the Investors and their assignees, and (iii) as to each Founder, such Founder. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this paragraph shall be binding upon each Investor, its successors and assigns, the Company and the Founder in question.

          (c) Assignment of Rights. This Agreement and the rights and
              --------------------
obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Investors hereunder are only assignable (i) by each of such Investors to any other Investor or (ii) to an assignee or transferee who acquires all of the Series A Preferred Stock purchased by a Investor or at least 700,000 shares of Series A Preferred Stock.

          (d) Term. This Agreement shall terminate upon the earlier of (i) the
              ----
closing of a firm commitment underwritten public offering ("IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock at a price per share of not less than $12.50 (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement) and an aggregate offering price of not less than $10,000,000, and (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary (other than any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure).

          (e) Ownership. Each Founder represents and warrants that he or she is
              ---------
the sole legal and beneficial Founder of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.


          (f) Notices. Except as otherwise expressly provided, all notices
              -------
required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

          (g) Severability. In the event one or more of the provisions of this
              ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (h) Attorney Fees. In the event that any dispute among the parties to
              -------------
this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

              (i) Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (ii) Stock Split. All references to numbers of shares in this
                   -----------
Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

          (i) Aggregation of Stock. All shares of Common Stock held or acquired
              --------------------
by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

                              HALL, KINION & ASSOCIATES, INC.



                              By: /s/ Brenda C. Hall
                                 ------------------------------------
                                    Brenda C. Hall, President

                    Address: 5300 Stevens Creek Boulevard, Suite 320 San Jose, CA 95129

                               /s/ Brenda C. Hall
                              ------------------------------------
                              Brenda C. Hall

                               /s/ Todd J. Kinion
                              ------------------------------------
                              Todd J. Kinion


                              DLJ CAPITAL CORPORATION


                              By /s/ Paul H. Bartlett
                                ---------------------------------------
                                 Paul H. Bartlett
                                 Attorney in Fact


                              SPROUT GROWTH II, L.P.


                              By /s/ Paul H. Bartlett
                                ---------------------------------------
                                 Paul H. Bartlett
                                 Attorney in Fact

                              SPROUT CEO FUND, L.P.

                              By: DLJ Capital Corporation,
                                      General Partner


                              By /s/ Paul A. Bartlett
                                --------------------------------------
                                 Paul H. Bartlett
                                 Attorney in Fact

                               CONSENT OF SPOUSE

     I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, a First Refusal Right and Co-Sale Right (as described in the Agreement) must be granted to the Investors by the transfer. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.


                                     /s/ Patricia Kinion
                                    -----------------------------------------
                                    (Signature)

                               CONSENT OF SPOUSE

     I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, a First Refusal Right and Co-Sale Right (as described in the Agreement) must be granted to the Investors by the transfer. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.


                                     /s/ Virgil Hall
                                    -----------------------------------------
                                    (Signature)